Exhibit 4.175

Agreement for the Implementation of the Framework Agreement for Exercise of
Right of First Refusal

Jointly signed by and among

Si Wang

Shenzhen Ganlanren Investment & Management Co., Ltd.

and

Fortune Software (Beijing) Co., Ltd.

April 2017

Beijing China

Agreement for the Implementation of the Framework Agreement for Exercise of Right of First Refusal

This Agreement for the Implementation of the Framework for Exercise of Right of First Refusal (hereinafter referred to as the “Agreement”) is made and signed on April 20, 2017 in Beijing, China by:

Party A: Si Wang

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110111199009048627

Party B: Fortune Software (Beijing) Co., Ltd.

Registered address: Suite 07, 7/F, Building 2, No. 26, 28 and 30 Xuanwumenwai Street, Xicheng District, Beijing

Party C: Shenzhen Ganlanren Investment & Management Co., Ltd.

Registered address: Suite 201, Building A, 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen.

(In this Agreement, the above Parties shall be referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

1. Party A and Xiaoqiao Sun presently are Party C’s shareholders registered with the administration for industry and commerce and respectively hold 10% and 90% equities of Party C;

2. Party B, a limited liability company organized and validly existing in China, provides technical support, strategic consulting and other related services to Party C;

3. Party A and Party B have signed a Loan Agreement, and Party B provides a loan to Party A to be used by Party A in acquiring 10% equities of Party C; as the condition for the provision of the loan by Party B to Party A, Party A, Party B and Party C sign a Right of First Refusal Agreement, Party A grants to Party B or the person designated thereby the exclusive option to purchase at any time, subject to meeting the requirements of laws of China, all or part of the equities/assets of Party C as held by Party A; meanwhile, in order to guarantee Party C’s payment obligation under certain agreements signed by Party C and Party B, Party A signs an Equity Pledge Contract with Party B, pledging its equities in Party C to Party B;

4. The Parties agree to, in order to cause Party B or the person designated by Party B to exercise the right of first refusal smoothly and conveniently, sign the Framework Agreement for Exercise of Right of First Refusal and appendixes hereto, Equity Transfer Agreement, and other documents related to equity transfer on the date of this Agreement. Such Equity Transfer Documents will leave the date and transferee blank and will be submitted to Party B for custody. Also, in order to warrant the smooth handling, after the exercise of right of first refusal, by Party A of related change formalities with competent industrial and commercial administration and other competent authorities with respect to the transfer by Party A of its equities in Party C, Party A agrees to irrevocably entrust Party B to sign, if necessary, on behalf of and in the name of Party A agreements or documents related to the assistance in exercise of right of first refusal and to equity transfer.

The Parties hereby reach and enter into an agreement as follows through friendly consultation:

Article 1 Custody of Equity Transfer Documents

1.1 Custody of documents

1.1.1 Party A, Party B and Party C agree to sign the Framework Agreement for Exercise of Right of First Refusal and appendixes hereto, Equity Transfer Agreement and other documents related to equity transfer (“Equity Transfer Documents”) on the date of this Agreement. Such Equity Transfer Documents will leave the date and transferee blank and will be submitted to Party B for custody.

1.1.2 Party B shall have the right to, when exercising the right of first refusal, fill in the date and specific transferree on the Equity Transfer Documents in its custody. Party A agrees that the Equity Transfer Documents shall take effect and is legally binding on Party A as of the date on which Party B fills in the date.

Article 2 Entrustment for Signature of Related Equity Transfer Documents

2.1 Entrustment Authorization

2.1.1 In order to facilitate the exercise of right of first refusal by Party B, Party A hereby irrevocably entrusts the person designated then by Party B (“Entrusted Person”) to sign on behalf of Party A and in the name of Party A related documents on the transfer of Party A’s equities in Party C, including but not limited to the equity transfer agreement, resolution of the board of shareholders, amended articles of association and other documents necessary to the approval, registration and filing by government department (“Authorization”). Party A agrees that related documents signed by the Entrusted Person in the name of Party A and on behalf of Party A shall be legally binding on Party A as if they were signed by Party A.

2.1.2 In order to facilitate the implementation of Article 2.1.1 above and the exercise of right of first refusal by Party B, Party A hereby irrevocably undertakes that he/she will, after the signature of this Agreement, sign a power of attorney with such contents and in such format as set forth in Appendix I hereto. Such power of attorney will leave the date and transferee blank and will be submitted to Party B for custody. Party B shall have the right to, when exercising right of first refusal, fill in the date and specific transferee on the power of attorney in its custody. Party A agrees that the power of attorney takes effect and is legally binding on Party A as of the date on which Party B fills in the date.

2.2 Scope and responsibilities of the Entrusted Person

2.2.1 The aforesaid authorization and entrustment are preconditioned on that the Entrusted Person is a Chinese citizen and that Party B gives consent to such authorization and entrustment. When and only when Party B sends a written notice to Party A on the replacement of the Entrusted Person, Party A shall promptly designate another Chinese citizen designated then by Party B to exercise the authorization, and the new power of attorney shall, once made, immediately replace the original power of attorney; apart from the foregoing, Party A may not revoke the entrustment and authorization given to the Entrusted Person.

2.2.2 The Entrusted Person shall prudently and diligently perform the trustee’s obligations under law within the scope of authorization specified herein and Party A shall recognize any legal consequence produced by the exercise of the aforesaid authorization by the Entrusted Person and shall assume corresponding responsibilities.

2.2.3 Party A hereby confirms that the Entrusted Person, when exercising the aforesaid authorization, does not need to solicit the opinion of Party A, provided that the Entrusted Person shall notify Party A in a timely manner after the exercise of the authorization.

2.3 Continuation of the authorization

2.3.1 If, at any time during the term thereof, the grant or exercise of the authorization hereunder cannot be realized for whatever reason, the Parties shall promptly seek an alternative solution closest to the unrealizable provisions and shall, if necessary, sign a supplementary agreement to amend or adjust the provisions hereof so as to ensure the continued realization of the purpose of this Agreement.

2.4 Liability exemption and indemnification

2.4.1 The Parties confirm that under no circumstance shall Party B be required, by reason of the exercise by the Entrusted Person of the authorization hereunder, to assume any liability or to make any economic or other indemnity to the other parties or to any third party.

Article 3 Representations and Warranties

3.1 Party A hereby respectively represents and warrants as follows:

3.1.1 He/she is a Chinese citizen with full capacity for civil conduct; he/she has the full and independent legal status and legal capacity, has obtained appropriate authority to execute, deliver and perform this Agreement, and can act as an independent subject of litigation.

3.1.2 He/she has full power and authority to execute and deliver this Agreement and all other documents that are related to the transaction mentioned herein and that he/she will execute, and the full power and authority to complete the transaction mentioned herein. This Agreement will be legally and duly executed and delivered thereby. This Agreement constitutes legal and binding obligations on Party A and is enforceable against Party A pursuant to the provisions hereof.

3.2 Party B and Party C hereby respectively represent and warrant as follows:

3.2.1 It is a limited liability company duly registered and validly existing under the laws of China and it possesses independent legal personality; it has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can act as an independent subject of litigation.

3.2.2 It has full and internal corporate power and authority to execute and deliver this Agreement and all other documents that are related to the transaction mentioned herein and that it will execute, and the full power and authority to complete the transaction mentioned herein.

Article 4 Confidentiality

Without the prior consent of the Parties, any Party shall maintain the confidentiality of the contents hereof, and may not disclose the contents of this Agreement to any other persons or publish such contents, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to related laws or the rules of any stock exchange; (ii) any disclosed information that is publicly available, which is not caused by the default of the disclosing party; (iii) any disclosure made by one party to its shareholders, legal counsels, accountants, financial advisers, and other professional advisers; or (iv) disclose made to the potential buyers or other investors of the equities/assets of one party or of the shareholders thereof or to the providers of debt or equity financing, provided that the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not Party B, the consent of Party B shall be obtained).

Article 5 Notice

5.1 Any notice, request, requirement or other communications required by this Agreement or given pursuant hereto shall be made in writing and shall be sent to the addresses of the Parties first written above.

5.2 The notices hereunder shall be sent to the address and/or number of the other Party by personal delivery, registered airmail (prostage prepaid), recognized express delivery company or fax. The dates on which the notices shall be deemed to have been effectively given shall be determined as follows: (1) notices given by personal delivery shall be deemed effectively given on the date of personal delivery; (2) notices sent by registered airmail (postage prepaid) shall be deemed effectively given on the seventh day after the date on which they were mailed (as indicated by the postmark); (3) notices sent by express delivery company shall be deemed effectively given on the third day after they were sent by the recognized express delivery company; and (4) notices sent by facsimile transmission shall be deemed effectively given on the first business day following the date of transmission.

Article 6 Dispute Resolution

6.1 Any dispute arising between the Parties with respect to the interpretation or performance of related provisions hereof shall be resolved through friendly consultation. Should the Parties fail to reach an agreement in writing upon consultation, such dispute shall be submitted to arbitration according to the provisions hereof, and such arbitration shall be final and exclusive. Unless otherwise explicitly provided herein, any Party hereby explicitly waives its right to submit the dispute to court, and such waiver is irrevocable.

6.2 The dispute shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) to be arbitrated in Beijing. The arbitration proceedings shall be conducted according to the existing effective arbitration rules of such Commission. Unless otherwise provided for in the arbitration award, the arbitration cost (including reasonable attorney’s fee and expense) shall be borne by the losing party.

Article 7 Supplementary Provisions

7.1 Failure to timely exercise or to exercise by any Party hereto of the rights hereunder shall not be deemed as waiver thereof, nor shall any single or partial exercise of any right preclude the subsequent exercise of such right by such Party.

7.2 The headings of each article hereof are for reference only and shall not be used in or affect the interpretation of the provisions hereof under any circumstance.

7.3 The formation, validity, interpretation, and performance of the Agreement and the resolution of dispute in connection herewith shall be governed by the laws of the People’s Republic of China.

7.4 The Parties hereto conclude this Agreement for lawful purposes. Each provision hereof shall be servable from and independent of other provisions; if any one or more provisions hereof become invalid, illegal or unenforceable at any time, the validly, legality and enforceability of the other provisions hereof shall not be affected: the Parties shall make their best efforts to reach new provisions to replace such invalid, illegal or unenforceable provisions so as to realize the business purpose the same as the original provisions to the largest extent.

7.5 The Parties shall perform this Agreement in earnest after it takes effect and any amendment hereto shall be invalid unless it is made in writing after the Parties reach a consensus through consultation and Party C has obtained necessary authorizations and approvals.

7.6 For any matter not stated herein, the Parties shall make and conclude a supplementary agreement as an appendix hereto, which shall have the same legal effect as this Agreement.

7.7 This Agreement is made in triplicate, with each Party holding one copy, having the same legal effect.

7.8 This Agreement shall come into effect as of the date of signature.

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This Agreement is signed by:

Party A: Si Wang

[signature]:

Party B: Fortune Software (Beijing) Co., Ltd.

[seal]

Party C: Shenzhen Ganlanren Investment & Management Co., Ltd.

[seal]

Appendix I:

Power of Attorney

This Power of Attorney (hereinafter referred to as the “Power of Attorney”) is signed by [Si Wang] (domicile: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing, ID card No. 110111199009048627) on April 20, 2017 and issued to                    (domicile:                , ID card No.                 )(hereinafter referred to as the “Entrusted Person”).

I, [Si Wang], hereby grant a full agency to the Entrusted Person and authorize the Entrusted Person to exercise the following rights as my agent in my name:

With respect to the transfer of all/part equities held by me in Shenzhen Ganlanren Investment & Management Co., Ltd.(the “Company”):

(1)	Propose the convention of and attend, as my agent and according to the articles of association of the Company, meeting of the board of shareholders on transfer of all/part equities held by me in Shenzhen Ganlanren Investment & Management Co., Ltd.

(2)	Participate in, as my agent, the discussion on transfer of all/part equities held by me in Shenzhen Ganlanren Investment & Management Co., Ltd. and exercise the voting right at the meeting of the board of shareholders,;

(3)	Sign, on behalf of me, related documents on transfer of all/part equities held by me in Shenzhen Ganlanren Investment & Management Co., Ltd., including but not limited to the equity transfer agreement, resolution of the board of shareholders, amended articles of association and other documents necessary to the approval, registration and filing by government department.

I hereby irrevocably confirm that, unless Fortune Software (Beijing) Co., Ltd. gives instruction to me requiring the replacement of the Entrusted Person, the term of the Power of Attorney continues to the time when I no longer hold the equities of Shenzhen Ganlanren Investment & Management Co., Ltd.

The authorization is hereby given.

Name: Si Wang

Signature:

Date: April 20, 2017